UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

HYLIION HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1202 BMC Drive, Suite 100

Cedar Park, TX 78613

(Address of Principal Executive Offices) (Zip Code)

(833) 495-4466

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

Asset Purchase Agreement

On August 24, 2022, Hyliion Holdings Corp., a Delaware corporation (the “Company”), and General Electric Company, a New York corporation, acting solely by and through its GE Additive business unit (“Seller”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to purchase certain assets of Seller and assume certain liabilities of Seller relating to Seller’s Karno™ additively-enabled heat engine business (the “Transaction”). The parties anticipate that the closing of the Transaction (the “Closing”) will occur towards the end of the 3rd quarter.

Pursuant to the terms of the Purchase Agreement, the Company will pay a purchase price consisting of (a) the issuance at Closing to the Seller or its designee of Five Million and Five Hundred Thousand (5,500,000) shares of the Company’s common stock, par value $0.0001 per share, plus (b) cash in the amount of Fifteen Million Dollars ($15,000,000).

The Purchase Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring Seller to conduct its business in the ordinary course in the period between execution of the Purchase Agreement and the Closing. Under the Purchase Agreement, the Transaction is subject to certain customary closing conditions. If the Transaction is not closed by August 24, 2023 (the “Outside Date”), either party may terminate the Purchase Agreement.

Other Transaction Documents

The Company and Seller will enter into a customary registration rights agreement, pursuant to which, among other matters, Seller will have certain “piggyback” registration rights if the Company undertakes a registered offering of its shares during the period specified therein, subject to customary exceptions. Also, in connection with the Transaction, at Closing, the parties will enter into other customary agreements for a transaction of this type, including customary transition services agreements and an intellectual property cross license agreement.

The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties made by each party in the Purchase Agreement were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Purchase Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the disclosure set forth in Item 1.01 above regarding the issuance of shares of the Company’s common stock to Seller in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, is incorporated by reference to this Item 3.02.

Item 7.01	Regulation FD Disclosure

On August 25, 2022, the Company issued a press release announcing its entry into the Agreement.  The press release is attached as Exhibit 99.1. As announced in the press release, the Company will host a conference call and accompanying webcast to discuss the Transaction at 11:00 a.m. (Eastern Time) on August 25, 2022.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description
2.1	Asset Purchase Agreement, dated August 24, 2022, by and between Hyliion Holdings Corp. and General Electric Company, acting solely by and through its GE Aviation business unit*
99.1	Press Release by Hyliion Holdings Corp., dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

Date: August 25, 2022	By:	/s/ Thomas J. Healy
Thomas J. Healy
Chief Executive Officer

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